Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2014, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-194767) and related Prospectus of Box, Inc. for the registration of 14,375,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, California

January 21, 2015